EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-158861, 333-128425, 333-129075, 333-137383, 333-139575, 333-146288 and 333-152975) and on Form S-8 (Nos.333-27655, 333-49178, 333-68906, 333-75658, 333-127416 and 333-138134) of Iconix Brand Group, Inc. of our report dated February 27, 2009, except for Note 1 which is dated May 29, 2009, relating to the consolidated financial statements which appears in this Form 8-K.

/s/ BDO Seidman LLP
New York, New York
May 29, 2009